Exhibit 99.1

UNIVERSAL HEALTH REALTY INCOME TRUST	Universal Corporate Center
367 S. Gulph Road
P.O. Box 61558
King of Prussia, PA 19406
(610) 265-0688

FOR IMMEDIATE RELEASE

CONTACT:	Charles Boyle	April 24, 2012
Chief Financial Officer
(610) 768-3300

UNIVERSAL HEALTH REALTY INCOME TRUST

REPORTS FIRST QUARTER 2012 FINANCIAL RESULTS

Consolidated Results of Operations, As Reported - Three-Month Periods Ended March 31, 2012 and 2011:

KING OF PRUSSIA, PA - Universal Health Realty Income Trust (NYSE:UHT) announced today that for the three-month period ended March 31, 2012, reported net income was $9.5 million, or $.75 per diluted share, as compared to $4.1 million, or $.33 per diluted share, during the first quarter of 2011.

Consolidated Results of Operations, As Adjusted - Three-Month Periods Ended March 31, 2012 and 2011:

After adjusting the reported results for the three-month period ended March 31, 2012 for the net impact of the items mentioned below, and as reflected on the attached Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”), our adjusted net income was $2.7 million, or $.21 per diluted share, as compared to $4.1 million, or $.33 per diluted share, during the first quarter of 2011. There were no such adjustments required to our reported net income for the first quarter of 2011.

As indicated on the attached Supplemental Schedule, included in our reported net income during the three-month period ended March 31, 2012, was the net favorable impact of $6.9 million, or $.54 per diluted share, consisting of the following:

•

a gain of $7.4 million, or $.58 per diluted share, recorded in connection with the divestiture of a medical office building by an LLC in which we previously held a non-controlling, 95% ownership interest, and;

•

transaction costs of $520,000, or $.04 per diluted share, incurred in connection with the acquisition (in January, 2012) of the PeaceHealth Medical Clinic located in Bellingham, Washington, as discussed below.

After giving effect to the adjustments as outlined above, and as reflected on the Supplemental Schedule, our adjusted net income decreased $1.5 million, or $.12 per diluted share, during the first quarter of 2012 as compared to the comparable quarter of 2011. The net decrease consisted primarily of: (i) a decrease of $1.7 million resulting from the increased depreciation and amortization expense incurred during the first quarter of 2012 resulting from the fair value recognition of the assets and liabilities related to eleven limited liability companies (“LLCs”) of which we purchased the third-party minority ownership interests during the fourth quarter of 2011 (we previously held non-controlling, majority ownership interests ranging from 85% to 99% in the LLCs and we now own 100% of each of these entities); (ii) a decrease of approximately $800,000 resulting from an increase in interest expense due primarily to an increase the average borrowing rate and average outstanding borrowings pursuant to our revolving credit facility and the interest expense incurred on the $22.4 million of third-party debt assumed as part of the acquisition of the PeaceHealth Medical Clinic in January, 2012 (the $800,000 decrease excludes approximately $900,000 of interest expense recorded during the first quarter of 2012 resulting from the consolidation of the previously unconsolidated eleven LLCs of which we purchased the third-party minority ownership interests, as discussed below in Consolidation of LLCs), partially offset by; (iii) an increase of approximately $600,000 from the income (before interest expense) generated during the first quarter of 2012 at five MOBs and clinics acquired during 2011 and the first quarter of 2012, and; (iv) an increase of approximately $400,000 in other combined net favorable changes resulting primarily from the increased income generated at a number of our properties.

As indicated on the Supplemental Schedule, excluding the impact of the above-mentioned gain and transaction costs recorded during the first quarter of 2012 (netting to $6.9 million, or $.54 per diluted share in the aggregate), our adjusted funds from operations increased approximately 5% to $8.7 million, or $.69 per diluted share, during the first quarter of 2012, as compared to $8.3 million, or $.66 per diluted share during the first quarter of 2011. The adjusted funds from operations increased approximately $400,000 during the first quarter of 2012 over the comparable quarter of the prior year. The $400,000 increase in adjusted funds from operations during the first quarter of 2012, as compared to the comparable quarter of 2011, was attributable to a $1.9 million increase in the add-back of depreciation and amortization expense, partially offset by the $1.5 million decrease in adjusted net income, as discussed above. The increase in the depreciation and amortization expense during the first quarter of 2012 resulted primarily from the above-mentioned fair value recognition of the assets and liabilities related to eleven LLCs of which we purchased the third-party minority ownership interests during the fourth quarter of 2011.

Acquisition and Divestiture Activity:

During the first quarter of 2012, we completed the following previously disclosed transactions:

•

In January, 2012, we purchased, as part of a planned, like-kind exchange transaction pursuant to Section 1031 of the Internal Revenue Code, the PeaceHealth Medical Clinic, a single-tenant medical office building consisting of approximately 99,000 rentable square feet, located in Bellingham, Washington. The property was purchased for approximately $30.4 million, including the assumption of approximately $22.4 million of third-party financing.

•

In February, 2012, Canyon Healthcare Properties, an LLC in which we owned a 95% non-controlling ownership interest, completed the divestiture of the Canyon Springs Medical Plaza. The divestiture by this LLC generated approximately $8.1 million of cash proceeds to us, net of the buyer’s assumption of the property’s third-party mortgage, closing costs and the minority members’ share of the proceeds. This divestiture resulted in a gain of $7.4 million which is included in our financial results during the first quarter of 2012.

Dividend Information:

The first quarter dividend of $.61 per share was paid on March 30, 2012.

Capital Resources Information:

At March 31, 2012, we had $80.2 million of borrowings outstanding under our $150 million revolving credit agreement and $57.1 million of available borrowing capacity, net of outstanding borrowings and letters of credit.

At March 31, 2012, we had $25.9 million of gross proceeds remaining for issuance pursuant to our $50 million at-the-market equity issuance program. There were no shares issued pursuant to the program during the first quarter of 2012.

Consolidation of LLCs:

As mentioned above, in December, 2011, we purchased the third-party minority ownership interests in eleven LLCs of which we previously held non-controlling, majority ownership interests ranging from 85% to 99%. As a result, we now own 100% of each of these entities and began recording their financial results in our financial statements on a consolidated basis. Prior to December, 2011, the financial results of these LLCs were included in our financial statements on an unconsolidated basis under the equity method of accounting. Other than no longer providing for the third-party’s share of the operating results of these entities, there was no material impact to our net income as a result of the consolidation of these entities.

Reflected below are the aggregate operating results for these entities for the three-month period ended March 31, 2012 (amounts in thousands). As noted above, included in the depreciation and amortization expense, was $1.7 million of additional expense resulting from the fair value recognition of the assets and liabilities related to these LLCs at the time of our purchase of the third-party minority ownership interests.

Revenues:
Base rental - UHS facilities	$476
Base rental - Non-related parties	2,972
Tenant reimbursements and other - Non-related parties	1,033
Tenant reimbursements and other - UHS facilities	76

4,557

Expenses:
Depreciation and amortization	2,868
Other operating expenses	1,725

4,593

Loss before interest expense	(36)
Interest expense, net	(887)

Net loss	($923)

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures

Universal Health Realty Income Trust, a real estate investment trust, invests in healthcare and human service related facilities including acute care hospitals, behavioral healthcare facilities, rehabilitation hospitals, sub-acute care facilities, surgery centers, childcare centers and medical office buildings. We have investments in fifty-four properties located in fifteen states.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those disclosed herein, those related to healthcare and healthcare real estate industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A-Risk Factors and in Item 7-Forward-Looking Statements and Risk Factors in our Form 10-K for the year ended December 31, 2011), may cause the results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine our future results are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Funds from operations (“FFO”) is a widely recognized measure of performance for Real Estate Investment Trusts (“REITs”). We believe that FFO and FFO per diluted share, and adjusted funds from operations (“AFFO”) and AFFO per diluted share, which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. We compute FFO, as reflected on the attached Supplemental Schedules, in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we interpret the definition. AFFO was also computed for the three-month period ended March 31, 2012, as reflected on the Supplemental Schedules and discussed herein, since we believe it is helpful to our investors since it adjusts for the effect of a gain on divestiture of property owned by an unconsolidated LLC and transaction costs related to an acquisition, both of which occurred during the first quarter of 2012. FFO/AFFO do not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income determined in accordance with GAAP. In addition, FFO/AFFO should not be used as: (i) an indication of our financial performance determined in accordance with GAAP; (ii) an alternative to cash flow from operating activities determined in accordance with GAAP; (iii) a measure of our liquidity, or; (iv) an indicator of funds available for our cash needs, including our ability to make cash distributions to shareholders. A reconciliation of our reported net income to FFO/AFFO is reflected on the Supplemental Schedules included below.

To obtain a complete understanding of our financial performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2011. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Realty Income Trust

Consolidated Statements of Income

For the Three Months Ended March 31, 2012 and 2011

(amounts in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2012	2011
Revenues:
Base rental - UHS facilities	$3,756	$3,261
Base rental - Non-related parties	6,732	1,987
Bonus rental - UHS facilities	1,116	1,112
Tenant reimbursements and other - Non-related parties	1,650	306
Tenant reimbursements and other - UHS facilities	97	10

	13,351	6,676

Expenses:
Depreciation and amortization	5,220	1,503
Advisory fees to UHS	533	471
Other operating expenses	3,470	971
Transaction costs	520	—

	9,743	2,945

Income before equity in income of unconsolidated limited liability companies (“LLCs”), interest expense and gain, net	3,608	3,731

Equity in income of unconsolidated LLCs	554	775

Gain on divestiture of property owned by an unconsolidated LLC, net	7,375	—

Interest expense, net	(2,023)	(378)

Net income	$9,514	$4,128

Basic earnings per share	$0.75	$0.33

Diluted earnings per share	$0.75	$0.33

Weighted average number of shares outstanding - Basic	12,652	12,638
Weighted average number of share equivalents	5	4

Weighted average number of shares and equivalents outstanding - Diluted	12,657	12,642

Dividend paid per share	$0.610	$0.605

Universal Health Realty Income Trust

Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”)

For the three months ended March 31, 2012 and 2011

(in thousands, except per share amounts)

(unaudited)

Calculation of Adjusted Net Income

	Three months ended March 31, 2012		Three months ended March 31, 2011
	Amount	Per Diluted Share	Amount	Per Diluted Share

Net income	$9,514	$0.75	$4,128	$0.33
Adjustments:
Less: Gain on divestiture of property owned by an unconsolidated LLC, net	(7,375)	(0.58)	—	—
Transaction costs	520	0.04	—	—

Subtotal adjustments to net income	(6,855)	(0.54)	—	—

Adjusted net income	$2,659	$0.21	$4,128	$0.33

Calculation of Adjusted Funds From Operations (“AFFO”)

	Three months ended March 31, 2012		Three months ended March 31, 2011
	Amount	Per Diluted Share	Amount	Per Diluted Share

Net income	$9,514	$0.75	$4,128	$0.33
Plus: Depreciation and amortization expense:
Consolidated investments	5,182	0.41	1,466	0.12
Unconsolidated affiliates	858	0.07	2,687	0.21
Less: Gain on divestiture of property owned by an unconsolidated LLC, net	(7,375)	(0.58)	—	—

FFO	8,179	0.65	8,281	0.66
Transaction costs	520	0.04	—	—

AFFO	$8,699	$0.69	$8,281	$0.66

Universal Health Realty Income Trust

Consolidated Balance Sheets

(dollar amounts in thousands)

(unaudited)

	March 31, 2012	December 31, 2011
Assets:

Real Estate Investments:
Buildings and improvements	$364,197	$338,648
Accumulated depreciation	(77,938)	(74,865)

	286,259	263,783
Land	27,658	24,850

Net Real Estate Investments	313,917	288,633

Investments in and advances to limited liability companies (“LLCs”)	38,848	33,057

Other Assets:
Cash and cash equivalents	3,789	11,649
Base and bonus rent receivable from UHS	2,124	1,982
Rent receivable - other	2,441	2,056
Intangible assets (net of accumulated amortization of $3.3 million and $1.2 million at March 31, 2012 and December 31, 2011, respectively)	29,570	28,081
Deferred charges, notes receivable and other assets, net	4,764	5,471

Total Assets	$395,453	$370,929

Liabilities:

Line of credit borrowings	$80,200	$77,150
Mortgage and other notes payable, non-recourse to us (including net debt premium of $1.0 million and $1.1 million at March 31, 2012 and December 31, 2011, respectively)	116,828	97,686
Accrued interest	486	473
Accrued expenses and other liabilities	4,710	4,984
Tenant reserves, escrows, deposits and prepaid rents	2,313	1,691

Total Liabilities	204,537	181,984

Equity:

Preferred shares of beneficial interest, $.01 par value; 5,000,000 shares authorized; none issued and outstanding	—	—
Common shares, $.01 par value; 95,000,000 shares authorized; issued and outstanding: 2012 - 12,670,434; 2011 -12,666,824	127	127
Capital in excess of par value	213,754	213,566
Cumulative net income	456,912	447,398
Cumulative dividends	(479,958)	(472,230)

Total Universal Health Realty Income Trust Shareholders’ Equity	190,835	188,861
Non-controlling equity interest	81	84

Total Equity	190,916	188,945

Total Liabilities and Equity	$395,453	$370,929

See the accompanying notes to these condensed consolidated financial statements.